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                                                                 Exhibit 10.1(n)


                                   SAUER INC.

                             1996 Phantom Share Plan

                               September 19, 1996
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                                   SAUER INC.
                             1996 PHANTOM SHARE PLAN

                               September 19, 1996

1. Purposes of Plan. The purposes of the 1996 Phantom Share Plan of Sauer Inc. are as follows:

      (a) To further the growth, success and interest of the Company by enabling executive, managerial, supervisory and professional employees of the Company, who have been or will be given responsibility for the administration of the affairs of the Company, to acquire phantom share rights under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the fortunes of the Company; and

      (b) To enable the Company to obtain and retain the services of desirable executive, managerial, supervisory and professional employees by providing such employees with an opportunity to acquire phantom share rights under the terms and conditions and in the manner contemplated by this Plan.

      The term "Company" as used herein shall mean Sauer Inc. and its majority owned subsidiaries, including subsidiaries which may be created while this Plan is in effect.

      The terms "Early Retirement" and "Normal Retirement" as used herein shall have the meanings as defined in the Sauer-Sundstrand Employees' Retirement Plan.

2. Administration of Plan. This Plan shall be administered by a Committee consisting of members of the Board of Directors of Sauer Inc. and such other person or persons as they shall from time to time appoint. The Committee shall interpret this Plan and to the extent and in the manner contemplated herein it shall exercise the discretion granted to it as to the determination of who shall participate in this Plan, how many phantom share rights shall be granted to each participant, and when phantom share rights will be granted. The Committee shall issue from time to time and revise such rules and interpretations and make such other determinations as in its judgement are necessary or appropriate in order to effectively administer this Plan.

      Decisions and determinations by the Committee shall be binding on all parties, including participants, other employees of the Company, and beneficiaries.
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3.    Eligible Employees. Executive, managerial, supervisory and professional employees selected by the Committee shall be eligible for participation under this Plan.

4.    Phantom Share Rights.

      (a) Grants to participants under this Plan shall be in the form of phantom share rights. As more specifically set forth in the Plan, each phantom share right shall be a right to receive, upon expiration of the restrictions applicable to such right, an amount of cash equivalent to the value of a share and during the period such right is subject to the restrictions, the right, to receive dividend payments on each phantom share right as may periodically be declared by the Board of Directors to participants of record on the record dates specified by the Board of Directors. Any such dividend payments will be made on one of the next two regular paydays, at the Company's option, following the specified record date.

      (b) The Committee, following the grant of phantom share rights to a participant, shall cause to be delivered to such participant correspondence evidencing the rights so granted. All grants shall be offered only between May 1 and December 31.

      (c) During the period the phantom share rights of a participant are subject to the restrictions imposed on such rights pursuant to
            Section 5 of this Plan, a participant shall receive dividend payments on each phantom share right as may periodically be declared by the Board of Directors to participants of record on the record dates specified by the Board of Directors. Any such dividend payments will be made on one of the next two regular paydays, at the Company's option, following the specified record date.

      (d) A participant, within 30 days after the restrictions on a phantom share right lapse, shall be paid by Sauer Inc. with respect to such phantom share right an amount equal to the value of a share. The value of a share will be determined annually about May 1 upon conclusion of the official audit of the prior year's results. Each factor will be valued as of December 31 of the prior year and the resultant share value is the basis for payment of shares released during the remainder of that calendar year. Upon payment of such amount with respect to a phantom share right, the right shall be cancelled and be of no further value, force or effect.
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(e)   The value of each phantom share shall be equal to the market price of the
      Sauer Inc. common stock currently quoted on an American stock exchange, or national market system. In the absence of such stock quotation, the value of each phantom share will be computed as follows:

                            Value = (2 x E) + (1 x B)
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      where: E represents the earning power of Sauer Inc. and

             B reflects the net book value of Sauer Inc. assets
               and liabilities,

               with earnings given a weight twice that of net book value.


      The numerical value of each factor (E + B) will be calculated as follows:


      E - Earning Power, will be derived using Sauer Inc.'s prior three years' performance. E will be calculated using the formula below (but E may never be less than zero).


             E = 14 x Average of Prior 3 Years' Net Earnings
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                    10,000 x Year End Shares Outstanding

      The applicable price/earnings ratio for a share of a company in our industry is assumed to be 14.


      B - the Net Book Value, will be calculated using the formula below:


             B =              2 x Equity
                 ------------------------------------
                 10,000 x Year End Shares Outstanding

      The applicable price/net book value ratio for a share of a company in our industry is assumed to be 2.

      Year End Shares Outstanding are the actual number of common shares outstanding of Sauer Inc. as of the prior year end.

      The factor of 10,000 reflects the relationship of phantom shares to Sauer Inc. common shares and will be adjusted correspondingly to reflect any stock splits, stock dividends, or other actions that adjust the number of Sauer Inc. common shares.
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      In the case of a participant's death, payment of the applicable amount for phantom share rights under this Plan shall be made to the participant's designated beneficiary, or in the absence of such designation, to the person or persons designated by will or the applicable laws of descent and distribution.

5. Restrictions. All phantom share rights granted pursuant to this Plan shall be subject to the following restrictions:

      (a) Such rights may not be assigned, transferred, sold, pledged or otherwise alienated or hypothecated and shall not be subject to execution, attachment or other similar process as long as Sauer Inc. has the right to cancel the rights as hereinafter provided in this
            Section 5.

      (b) In the event of termination of employment with the Company of a participant within nine years after phantom share rights are granted to the participant under this Plan, if such termination is for any reason other than Normal Retirement, death, or Early Retirement with the consent of the Committee, all phantom share rights granted under this Plan to such terminating participant which are at the date of such termination still subject to the restrictions imposed under this Plan shall be automatically cancelled unless, within 30 days of said termination, the Committee directs in writing that the phantom share rights not be cancelled. If the Committee directs that the phantom share rights not be cancelled, the restrictions on such phantom share rights shall be removed as of the date of termination.

      (c) In the event a participant who has been granted phantom share rights under this Plan terminates his employment with the Company because of Normal Retirement, death, or Early Retirement with the consent of the Committee, then all restrictions on phantom share rights shall be removed as of the date of termination.

      (d) Except as otherwise provided above, the restrictions imposed upon phantom share rights granted to each participant under this Plan shall be removed as to one-fifth of the aggregate number of such rights granted to the participant at one time upon the expiration of each of the fifth, sixth, seventh, eighth and ninth years after the grant to him of such rights under this Plan.
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6.    Other Restrictions. The Committee may impose such other restrictions on any phantom share rights granted pursuant to this Plan as it may deem advisable.

7.    Miscellaneous.

      (a) No employee or other person shall have any claim or right to be granted phantom share rights under this Plan. Neither this Plan nor any action taken pursuant to this Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

      (b) The Company shall have the right to deduct from any amount paid in respect of phantom share rights any taxes required by law to be withheld with respect to the payment of such amount.

8.    Effective Date. This Plan shall be effective as of September 19, 1996.

9. Amendment and Termination. This Plan may be amended or terminated at any time by the Committee. The amendment or termination of this Plan, however, shall not affect any restrictions previously imposed on phantom share rights granted pursuant to this Plan.